POWER OF ATTORNEY

	The undersigned hereby appoints Michael W. Conron,
Mark A. Shelnitz and A. Hudson La Force III as his true and lawful attorneys-in-fact for the purpose of signing
Statements on Forms 3, 4 and 5, and all amendments thereto, to be filed with the Securities and Exchange
Commission with respect to the holdings, and future changes in such holdings, for the undersigned in securities of W. R. Grace & Co., for the term of his/her employment with W. R. Grace & Co. Each of such attorneys-in-fact is appointed with full power to act without the other.


				/s/ W. Brian McGowan
				(signature)



				W. Brian McGowan
				(printed name)





Dated: 	September 10, 2008